                         CONSENT OF INDEPENDENT AUDITOR








                                   EXHIBIT 23.2

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                                                                Exhibit 23.2


The Wilmington Trust
Benefits Administration Committees



We consent to incorporation by reference in the registration statements (Nos. 333-69479 and 33-43675) on Form S-8 of Wilmington Trust Corporation of our report dated June 8, 2001, relating to the financial statements and schedules of the Wilmington Trust Corporation Thrift Savings Plan (the Plan) included in the Plan's Annual Report (Form 11-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                                 /s/ KPMG LLP



Philadelphia, Pennsylvania
June 29, 2001